Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included herein in this Post-Effective Amendment No. 8 to Registration Statement (No. 33-75998) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                      /s/ KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP


Hartford, Connecticut
April 17, 1998